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                                                                    EXHIBIT 4.07

                    Certificate Of Trust of AmerUs Capital V


         This Certificate of Trust of AmerUs Capital V (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust formed hereby is AmerUs Capital V.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware is The Bank of New York (Delaware), 502 White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811 of the Act.



                                        The Bank of New York (Delaware),
                                        as Delaware Trustee

                                        By: /s/ Kristine Gullo
                                            ----------------------
                                            Name:  Kristine Gullo
                                            Title: Vice President